Exhibit 32.1

Amended Certification Pursuant to 18 U.S.C. §1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amended Quarterly Report of Swordfish Financial, Inc. (the “Company”) on Form 10-Q/A for the period ended March 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities listed below, hereby certifies, pursuant to 18U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:  (i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Swordfish Financial, Inc.

Date: August 25, 2014	By: /s/ Clark Ortiz
Clark Ortiz
Chief Executive Officer, Chief Financial Officer,and President
(principal executive officer)(principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Swordfish Financial, Inc. and will be retained by Swordfish Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.